Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) of Natural Resource Partners L.P. for the registration of 4,796,920 of its Subordinated Units and 4,796,920 of its Common Units, and to the incorporation by reference therein of our reports with respect to the financial statements listed below, and Natural Resource Partners L.P. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Natural Resource Partners L.P., included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission:

Report Date	Financial Statements
February 21, 2005	Consolidated Financial Statements of Natural Resource Partners L.P.
February 7, 2003	Financial Statements of Western Pocahontas Properties Limited Partnership
February 7, 2003	Financial Statements of Great Northern Properties Limited Partnership
February 7, 2003	Financial Statements of New Gauley Coal Corporation
February 21, 2005	Consolidated Balance Sheet of NRP (GP) LP included as Exhibit 99.1

ERNST & YOUNG LLP

Houston, Texas
June 27, 2005